UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.               )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Wireless Facilities, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

April 24, 2006

Dear Stockholder:

This letter accompanies the Proxy Statement for our Annual Meeting to be held at 10:00 a.m. on Wednesday, May 17, 2006, at our principal offices located at 4810 Eastgate Mall, San Diego, California 92121. We hope you will be able to attend the meeting in person.

At the meeting, our stockholders will be asked to elect six directors to our Board of Directors and to ratify the Board’s selection of auditors.

Following the formal meeting, we will also present a report on our operations and activities and management will be pleased to answer your questions about WFI.

The Notice of Meeting and Proxy Statement accompanying this letter describe the matters that our stockholders will vote at the upcoming meeting, and we urge you to read these materials carefully.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, WE URGE YOU TO SIGN AND RETURN YOUR PROXY CARD(S) OR DELIVER YOUR PROXY INSTRUCTIONS VIA THE INTERNET OR BY TELEPHONE SO WE CAN BE SURE OF A QUORUM TO VOTE ON THESE PROPOSALS FOR STOCKHOLDER ACTION. If you attend the meeting, you may revoke your proxy and vote in person, if you so desire.

Sincerely,

Masood K. Tayebi
Chairman of the Board

Eric M. DeMarco
President and Chief Executive Officer

WIRELESS FACILITIES, INC.
4810 Eastgate Mall
San Diego, CA 92121
(858) 228-2000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 17, 2006

To the Stockholders of Wireless Facilities, Inc.:

The Annual Meeting of Stockholders of Wireless Facilities, Inc. (“WFI” or the “Company”), will be held on Wednesday, May 17, 2006 at 10:00 a.m. local time at the principal offices of WFI located at 4810 Eastgate Mall, San Diego, California 92121 for the following purposes:

1.                To elect six directors for one-year terms or until their successors are elected and duly qualified.

2.                To ratify the selection of Grant Thornton LLP as our independent auditors for the fiscal year ending December 29, 2006.

3.                To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

The Board of Directors has fixed the close of business on March 24, 2006, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof. A complete list of registered stockholders entitled to vote at the meeting will be available for examination by any stockholder, for any purpose relating to the meeting, for ten days prior to the meeting during ordinary business hours at our principal offices located at 4810 Eastgate Mall, San Diego, California, 92121.

By order of the Board of Directors

James R. Edwards
Senior Vice President, General Counsel and Secretary
San Diego, California
April 24, 2006

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

PROXY STATEMENT

For Annual Meeting of Stockholders to be held on May 17, 2006

The enclosed proxy is solicited on behalf of our Board of Directors for use at the Annual Meeting of Stockholders to be held on May 17, 2006, at 10:00 a.m. local time (the “Annual Meeting”), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at our principal offices located at 4810 Eastgate Mall, in San Diego, California 92121. We intend to mail this proxy statement and accompanying proxy card on April 24, 2006 to all stockholders entitled to vote at the Annual Meeting. All references to us, we, our, the Company and WFI refer to Wireless Facilities, Inc., a Delaware corporation, and its subsidiaries.

Solicitation and Revocation of Proxy

Our Board of Directors is soliciting the accompanying proxy. In accordance with unanimous recommendations of our Board of Directors, the individuals named in the proxy will vote all shares represented by proxies in the manner designated, or if no designation is made, they will vote the proxies in the following manner:

(1)         FOR each proposal; and

(2)         In their best judgment with respect to any other matter that may properly come to a vote at the meeting.

The individuals acting as proxies will not vote on a particular matter if the proxy card representing those shares instructs them to abstain from voting on that matter or to the extent a proxy card is marked to show that some of the shares represented by the proxy card are not to be voted.

If you give a proxy, you may revoke it at any time before its use, either:

(1)         by revoking it in person at the annual meeting;

(2)         by writing, delivered to our Corporate Secretary at 4810 Eastgate Mall, San Diego, California, 92121 before the proxy is used; or

(3)         by a later dated proxy card delivered to us at the above noted address before the proxy is used.

Your presence at the meeting will not revoke your proxy, but if you attend the meeting and cast a ballot, that will revoke a proxy as to the matter on which the ballot is cast.

Record Date

Only stockholders of record as of the close of business on March 24, 2006 (the official record date) will be entitled to notice of and to vote at this annual meeting or at any subsequent meeting due to an adjournment of the original meeting. We are mailing this proxy statement and the accompanying proxy card on or about April 24, 2006 to all stockholders of record as of March 24, 2006.

Shares Outstanding and Voting Rights

On the record date, March 24, 2006, we had two classes of voting stock outstanding, common stock and preferred stock. At March 24, 2006, 72,332,360 shares of common stock were issued and outstanding and 25,483 shares of Series B Convertible Preferred Stock were issued and outstanding. Each outstanding share of common stock and each share of Series B Convertible preferred stock entitles the holder to one vote and one hundred votes, respectively, for each share held on all matters to be voted upon at the Annual Meeting.

How to Vote

You can vote by mail, over the Internet, by telephone or in person.

To vote by mail:

(1)         Mark, sign and date your proxy card; and

(2)         Return your proxy card in the enclosed postage paid envelope.

To vote over the internet:

(1)         Have your proxy card available;

(2)         Log on to the Internet and visit the website address provided on your proxy card;

(3)         Follow the instructions provided; and

(4)         Do not mail your proxy card.

To vote by telephone:

(1)         Have your proxy card available:

(2)         Call the toll-free number listed on your proxy card;

(3)         Follow the instructions; and

(4)         Do not mail your proxy card.

To vote in person if you are a registered stockholder:

(1)         Attend our annual meeting;

(2)         Bring a valid photo identification; and

(3)         Deliver your completed proxy card or ballot in person.

To vote in person if you hold your WFI shares in “street name” (through a bank or broker):

(1)         Submit a later-dated proxy by mail;

(2)         Recast your vote via the Internet or by telephone;

(3)         Attend our annual meeting and vote in accordance with the procedures described above; or

(4)         Submit a written notice of revocation to our offices that is received before the proxy is used.

Votes submitted via the internet or by telephone must be received by 12:00 p.m., Central Daylight Time on May 16, 2006. Submitting your proxy via the Internet or by telephone will not affect your right to vote in person should you decide to attend the Annual Meeting. Our 401(k) Plan provides that the trustee of the 401(k) Plan will vote the shares of our common stock that are not directly voted by participants in that plan. If the trustee does not receive voting instructions from participants of the 401(k) Plan the trustee may vote the shares of our common stock under such plan in the same proportion as the shares voted by all other respective plan participants. If the trustee receives a signed but not voted proxy card, the trustee will vote such shares of our common stock according to the Board’s recommendations.

Counting Votes

The inspectors of election appointed for the meeting by our Board of Directors will count the votes cast by proxy or in person at the annual meeting. The inspectors will count those votes to determine whether or not a quorum is present. A majority in voting power of the shares entitled to vote represented in person or by proxy, will constitute a quorum for the transaction of business at the annual meeting. Abstentions and broker shares that are voted as to any matter at the meeting will be included in determining if a quorum is present or represented at the annual meeting. The effects of broker non-votes and abstentions on the specific items to be brought before the Annual Meeting are discussed under each item.

Broker Non-Votes

A broker non-vote occurs when a broker submits a proxy card with respect to shares of common stock held in a fiduciary capacity (typically referred to as being held in “street name”), but declines to vote on a particular matter because the broker has not received voting instructions from the beneficial owner. Under the rules that govern brokers who are voting with respect to shares held in street name, brokers have the discretion to vote such shares on routine matters, but not on non-routine matters. Routine matters include the election of directors, increases in authorized common stock for general corporate purposes and ratification of auditors. Non-routine matters include approval of and amendments to stock plans.

Cost and Method of Solicitation

We will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to our stockholders. We are soliciting proxies by mail, and, in addition, our Directors, officers and employees may solicit proxies personally or by telephone. We will not reimburse any Director, officer or employee for their solicitation. Copies of solicitation materials will be furnished to banks brokerage houses, fiduciaries and custodians holding in their names shares of our common stock beneficially owned by others to forward to such beneficial owners. In addition, we may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners.

Stockholder Proposals

Any stockholder who wishes to present a proposal for action at our next annual meeting of stockholders or wishes to nominate a director candidate for our Board of Directors, must submit such proposal or nomination in writing to our Corporate Secretary at 4810 Eastgate Mall, San Diego, California, 92121. The deadline for submitting a stockholder proposal for inclusion in our proxy statement and form of proxy for our 2007 annual meeting of stockholders pursuant to Rule 14a-8 of the Securities and Exchange Act of 1934 is December 15, 2006. Stockholders wishing to submit proposals or director nominations that are not to be included in such proxy statement and proxy must do so no later than the close of business on March 19, 2007 nor earlier than the close of business on February 16, 2007. Stockholders are also advised to review the Company’s Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

Principal Stockholders

Ownership of more than 5%

The following tables show stock ownership information as of March 24, 2006 with respect to beneficial ownership of our common stock and our Series B Convertible preferred stock by each person known to us to be the beneficial owner of more than 5% of such stock. As of March 24, 2006, there were 72,332,360 shares of our common stock and 25,483 shares of our Series B preferred stock issued and outstanding.

Information with respect to beneficial owners of more than 5% of the common stock is based upon the most recent Schedule 13G these owners have filed with SEC.

Non-Affiliated Stockholders

	Beneficial Ownership(1)
					Common Shares
			Series B		On An
	Common Stock		Convertible Preferred		As-Converted Basis
Identity of Owner or Group	Shares	% Ownership	Shares	% Ownership	Shares	% Ownership
Janus Capital Management, LLC(2)	6,497,246	8.98	—	—	6,497,246	8.68
151 Detroit Street
Denver, CO 80206
Lazard Asset Management, LLC	4,218,146	5.83	—	—	4,218,146	5.633
30 Rockefeller Plaza
New York, NY 10112
Mac-Per-Wolf Company(2)	6,810,763	9.42	—	—	6,810,763	9.09
311 South Wacker Drive, Suite 6000
Chicago, IL 60604
T. Rowe Price(3)	6,437,262	8.90	—	—	6,437,262	8.60
100 E. Pratt Street
Baltimore, MD 21202

(1)           This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13G filed with the Securities and Exchange Commission (the “SEC”), and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and any shares as to which the individual or entity has the right to acquire beneficial ownership within 60 days of March 24, 2006 through the exercise of any stock option or other right. The inclusion of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of, or receives the economic benefit from, such shares. Applicable percentages are based on 72,332,360 shares of common stock, and 25,483 shares of Series B convertible preferred stock outstanding on March 24, 2006.

(2)           Janus Capital has an indirect 30% ownership stake in Perkins, Wolf, McDonnell and Company, LLC (“Perkins Wolf”). As a result of its role as an investment advisor or sub-advisor to the managed portfolios of Janus Capital, Perkins Wolf may be deemed to be the beneficial owner of 6,947,246 shares or 8.98% of the Company’s common stock held by such portfolios, however Perkins Wolf does not have the right to receive any dividends from, or the proceeds from the sale of, the securities held in the managed portfolios and disclaims any ownership associated with such rights. Mac-Per-Wolf Company is the minority owner of Perkins Wolf and is the direct beneficial owner of 313,517 shares of the Company’s common stock.

(3)           These securities are owned by various individual and institutional investors, which Price Associates serves as an investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

Affiliated Stockholders

	Beneficial Ownership(1)
					Common Shares
			Series B		On An
	Common Stock		Convertible Preferred		As-Converted Basis
Identity of Owner or Group	Shares	% Ownership	Shares	% Ownership	Shares	% Ownership
Massih Tayebi(2)	7,982,898	11.03	—	—	7,982,898	10.66
BridgeWest LLC
4350 La Jolla Village Drive, Suite 450
San Diego, CA 92122
Sean Tayebi	3,187,439	4.41	10,000	39.24	4,187,439	5.59
c/o Merrill Lynch
Century Plaza Towers
2049 Century Park East (South Tower)
Los Angeles, CA 90067

(1)           This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13G filed with the Securities and Exchange Commission (the “SEC”), and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and any shares as to which the individual or entity has the right to acquire beneficial ownership within 60 days of March 24, 2006 through the exercise of any stock option or other right. The inclusion of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of, or receives the economic benefit from, such shares. Applicable percentages are based on 72,332,360 shares of common stock, and 25,483 shares of Series B convertible preferred stock outstanding on March 24, 2006.

(2)           Does not include 52,762 shares held by spouse of Massih Tayebi. Massih Tayebi disclaims beneficial ownership of such shares.

Ownership by Directors and Executive Officers

The following table shows the amount of our common stock and our Series B convertible preferred stock beneficially owned by our (i) our Directors, (ii) each of the executive officers named in the Executive Compensation Summary Table, and (iii) our Directors and executive officers as a group. All information in the following table is presented as of March 24, 2006. Unless otherwise indicated in the table set forth below, each person named below has an address in care of the Company’s principal executive offices.

	Beneficial Ownership(1)
						Common Shares
				Series B		On An
	Common Stock			Convertible Preferred		As-Converted Basis
Identity of Owner or Group	Shares		% Ownership	Shares	% Ownership	Shares	% Ownership
Directors
Scott I. Anderson	699,013	(2)	*	—	—	699,013	*
c/o Cedar Grove Investments, LLC
3825 Issaquah Pine Lake Road
Sammamish, WA 98075
Bandel L. Carano	5,448,199	(3)	7.55	—	—	5,294,491	7.27
Oak Investment Partners
525 University Avenue
Suite 1300
Palo Alto, CA 94302
Eric M. DeMarco	1,562,935	(4)	2.12	—	—	1,562,935	2.05
William A. Hoglund	216,627	(5)	*	—	—	216,627	*
434 35th Avenue
Seattle, WA 98122
Scot B. Jarvis	699,013	(6)	*	—	—	699,013	*
c/o Cedar Grove Investments, LLC
3825 Issaquah Pine Lake Road
Sammamish, WA 98075
Andrew M. Leitch	7,084	(7)	*	—	—	7,084	*
Masood K. Tayebi, Ph.D.	7,216,529	(8)	9.98	—	—	7,216,529	9.64
Named Executive Officers
Deanna H. Lund	264,638	(10)	*	—	—	264,638	*
James R. Edwards	232,978	(11)	*	—	—	232,978	*
Steven D. Roth	—		—	—	—	—	—
Rochelle R. Bold	228,158	(11)	*	—	—	228,158	*
David L. Knutson	330,722	(12)	*	—	—	330,772	*
All Directors and executive officers as a group (13 persons)	16,999,847		23.44	—	—	16,999,847	22.64
Total Shares Outstanding	72,332,360			25,483		74,880,660
Adjusted for Preferred Shares Conversion:
Series B	2,548,300
If Converted Additional Shares	2,548,300
Adjusted Common Shares (If Converted)	74,880,660

*                     Less than one percent.

(1)           This table is based upon information supplied by officers, directors and principal stockholders and Schedule 13G filed with the Securities and Exchange Commission (the “SEC”), and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and any shares as to which the individual or entity has the right to acquire beneficial ownership within 60 days of March 24, 2006 through the exercise of any stock option or other right. The inclusion of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of, or receives the economic benefit from, such shares. Applicable percentages are based on 72,332,360 shares of common stock, and 25,483 shares of Series B convertible preferred stock outstanding on March 24, 2006.

(2)           Includes 95,001 shares subject to options exercisable within 60 days of March 24, 2006.

(3)    Includes 96,311 shares subject to options exercisable within 60 days of March 24, 2006  Includes 2,554 shares of common stock held directly by Mr. Carano, 14,828 shares of common stock held by Oak Investment Partners VI, L.P., 346 shares of common stock held by Oak VI Affiliates Fund, L.P., 1,402,084 shares of common stock held by Oak Investment Partners IX, Limited Partnership, 14,942 shares of common stock held by Oak IX Affiliates Fund, Limited Partnership, 33,655 shares of common stock held by Oak IX Affiliates Fund-A, Limited Partnership, 48,957 shares held by Oak IX Affiliates, LLC, 3,774,300 shares of common stock held by Oak Investment Partners X, Limited Partnership, 60,582 shares of common stock held by Oak X Affiliates Fund, Limited Partnership.  Bandel Carano is a general partner of Oak Investment Partners VI, L.P., Oak VI Affiliates Fund, L.P., Oak Investment Partners IX, L.P., Oak IX Affiliates Fund, L.P., Oak IX Affiliates Fund-A, L.P., Oak IX Affiliates, LLC, Oak Investment Partners X, L.P. and Oak X Affiliates Fund, L.P.  Mr. Carano has indirect ownership of these shares and has shared power to vote and dispose of these shares.  Mr. Carano disclaims beneficial ownership of the shares held by Oak Investment Partners VI, L.P., Oak VI Affiliates Fund, L.P., Oak Investment Partners IX, L.P., Oak IX Affiliates Fund, L.P., Oak IX Affiliates Fund-A, L.P., Oak IX Affiliates, LLC, Oak Investment Partners X, L.P. and Oak X Affiliates Fund, L.P.

(4)           Includes 1,510,938 shares subject to options exercisable within 60 days from March 24, 2006.

(5)           Includes 160,001 shares subject to options exercisable within 60 days from March 24, 2006.

(6)           Includes 95,001 shares subject to options exercisable within 60 days from March 24, 2006.

(7)           Includes 7,084 shares subject to options exercisable within 60-days from March 24, 2006.

(8)           Includes 7,216,529 shares held directly by Masood K. Tayebi or over which Dr. Tayebi has sole voting power. Excludes: 404,693 shares held directly by Dr. Tayebi’s spouse; 2,000,000 shares held in a revocable living trust of which Dr. Tayebi’s spouse is trustee; and 646,137 shares held in a grantor retained annuity trust of which Dr. Tayebi’s spouse is trustee. Dr. Tayebi disclaims beneficial ownership of all such shares.

(9)           Includes 262,500 shares subject to options exercisable within 60 days from March 24, 2006.

(10)     Includes 226,875 shares subject to options exercisable within 60-days of March 24, 2006.

(11)     Includes 211,875 shares subject to options exercisable within 60 days of March 24, 2006.

(12)     Includes 330,772 shares subject to options exercisable within 60 days of March 24, 2006.

Our Board of Directors

Our Board of Directors is responsible for overseeing the management of our business. We keep Directors informed of our business at meetings and through reports and analyses presented to the Board and committees of the Board. Regular communications between our Directors and management also occur apart from meetings of the Board and committees of the Board.

Our Board of Directors is elected annually and currently consists of seven members, six of which are standing for election to the Board at the annual Meeting. On March 22, 2006, Mr. Leitch notified the Board of Directors that he would not stand for election at the Annual Meeting and that he would resign from the Board effective May 16, 2006, and in accordance with our Bylaws, and our Certificate of Incorporation, our Board of Directors unanimously passed a resolution to be effective upon the resignation of Andrew M. Leitch on May 16, 2006, to fix the number of Directors constituting the full Board of Directors at six.

Our Board of Directors has adopted a “Director Attendance at Annual Meeting Policy” which is available for review on our website at www.wfinet.com.

Our Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at a meeting at which a quorum is present. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the six nominees named. We have no reason to believe that the nominees for election will not be able to serve their full terms. However, the representatives appointed to vote the proxies will have discretionary authority to vote for others if any nominee is unable or unwilling to serve.

The following information is presented for our current directors, including the six nominees for election, with respect to their ages and biographical backgrounds.

Name	Age	Position
Masood K. Tayebi, Ph.D.	44	Chairman
Scott I. Anderson(1)(3)	47	Director
Bandel L. Carano(2)(3)	44	Director
Eric M. DeMarco	42	Director, President and Chief Executive Officer
William A. Hoglund(1)(2)	52	Director
Scot B. Jarvis(1)(2)(3)	45	Director
Andrew M. Leitch(1)(3)(4)	62	Director

(1)          Member of our Audit Committee

(2)          Member of our Compensation Committee

(3)          Member of our Nominating and Corporate Governance Committee

(4)          Not a nominee for election

Biographical Information about Our Directors

Masood K. Tayebi, Ph.D. is currently a co-founder and Executive Chairman of BioDuro, a biotech startup company and was a co-founder of WFI in 1994 and has served as a Director since inception. Dr. Tayebi served as our President from inception to September 2000, and as our Chief Executive Officer from September 2000 to April 1, 2004. Dr. Tayebi was our Executive Chairman from April 2002 through June 2005 and Chairman since June 2005. From 1993 to 1994, he was Senior Manager of Engineering and the head of the Technology and Special Projects Department for LCC/TSI, a provider of network design services and products. From 1992 to 1993, Dr. Tayebi served as a consultant to LCC/TSI. Dr. Tayebi received an M.S. in Electronics Engineering from the University of Southampton and a Ph.D. in Mobile Radio Propagation from the University of Liverpool, United Kingdom.

Scott I. Anderson has served as a Director of WFI since February 1997. Since 1997, Mr. Anderson has been a member of Cedar Grove Partners, LLC, an investment and advisory concern. Since 1998, Mr. Anderson has also been a member of Cedar Grove Investments, LLC. Mr. Anderson was with McCaw Cellular/AT&T Wireless, most recently as Senior Vice President of Acquisitions and Development. Mr. Anderson serves on the board of directors of SunCom Wireless, is an observer on the board of directors of Telephia, Inc., and until its recent acquisition by VeriSign, Callvision, Inc.; and is the manager of Von Donop Inlet PCS, LLC and Pendrell Sand PCS, LLC. He holds a B.A. in History from the University of Washington, Magna Cum Laude, and a J.D. from the University of Washington Law School, with highest honors.

Bandel L. Carano served as a Director of WFI from August 1998 to June 2001, and re-joined our Board of Directors in October 2001. Since 1987, he has been a general partner of Oak Investment Partners, Inc., a venture capital firm. Mr. Carano served on the Investment Advisory Board of the Stanford Engineering Venture Fund. Mr. Carano also serves on the board of directors of Airgo Networks, Mahi Networks, nLight Photonics, Metawave and Tensilica. He holds a B.S. and an M.S. in Electrical Engineering from Stanford University. Mr. Carano was nominated and elected as one of our Directors pursuant to the terms of a purchase agreement among the Company and certain of its stockholders in connection with the sale of the Company’s Series A convertible preferred stock in October 2001.

Eric M. DeMarco joined WFI in November 2003 as President and Chief Operating Officer. Mr. DeMarco was appointed a Director and assumed the role of Chief Executive Officer effective April 1, 2004. Prior to coming to WFI, Mr. DeMarco most recently served as President and Chief Operating Officer of The Titan Corporation (“Titan”) a Delaware corporation. Prior to his promotion to President and Chief Operating Officer, Mr. DeMarco served as Executive Vice President and Chief Financial Officer of Titan. Prior to joining Titan, Mr. DeMarco served in a variety of public accounting positions primarily focusing on large multinational corporations and publicly traded companies. Mr. DeMarco holds a Bachelor of Science, Business Administration and Finance, Summa Cum Laude, from the University of New Hampshire.

William A. Hoglund has served as a Director of WFI since February 2001. Mr. Hoglund is also a member of Safeboats International, LLC. From 1996 to 2000 Mr. Hoglund served as the Vice President and Chief Financial Officer of Eagle River, LLC, a private investment company. During his tenure at Eagle River, Mr. Hoglund was also a director of Nextel Communications, Inc. and Nextlink Communications, Inc. Mr. Hoglund holds a B.A. in Management Science and German Literature from Duke University and an MBA from the University of Chicago.

Scot B. Jarvis has served as a Director of WFI since February 1997. Mr. Jarvis co-founded Cedar Grove Partners, LLC in 1997, an investment and consulting/advisory partnership, and has served as a member since its founding. Mr. Jarvis serves on the corporate boards of Excel Switching, Wavelink, Visto, SkyPipeline, Slingshot Sports and Ultratouch. Mr. Jarvis holds a B.A. in Business Administration from the University of Washington.

Andrew M. Leitch has been a Director of WFI since April 2005. Mr. Leitch retired in March 2000 from Deloitte & Touche where he was a partner since 1978. From 1983 to 1986 he was the managing partner of the Singapore office, and from 1988 to 1990 he was the managing partner of the Hong Kong office. In 1985, Mr. Leitch was a founder of Deloitte’s Asia Board of Partners and served as Chairman until 1990. From 1990 through 2000, Mr. Leitch held various executive positions within Deloitte’s Asia operations, retiring as Vice Chairman, Management Committee, Hong Kong. Mr. Leitch currently serves on the board of directors and as Audit Committee Chairman of Blackbaud, Inc. and Aldila, Inc. and is also a board member of two private companies within the Kerry Packer Group as well as Citicorp Everbright China

Fund Limited. Mr. Leitch is a Certified Public Accountant. On March 22, 2006, Mr. Leitch notified the Board of Directors that he would not stand for election at the Annual Meeting and that he would resign from the Board effective May 16, 2006.

Corporate Governance

Meeting Attendance

Our Board of Directors normally meets quarterly, but may hold additional meetings as required. During fiscal 2005, the Board held four regularly scheduled meetings and two special meetings and acted by unanimous written consent ten times. Each Director attended at least 75% of the Board meetings he was eligible to attend and at least 75% of the meetings of each committee of the Board on which he was serving. Six of our Directors attended last year’s annual meeting of stockholders.

Independent Directors

Our Board of Directors has unanimously determined that four of our Directors standing for election, Messrs. Anderson, Carano, Hoglund and Jarvis, who constitute a majority of our Board of Directors, are “independent” Directors as that term is defined by NASD Marketplace Rule 4200(a)(15). In making this determination, the Board has affirmatively determined, considering broadly all relevant facts and circumstances regarding each independent Director, that none of the independent Directors has a material relationship with us (either directly or as a partner, stockholder, officer or affiliate of an organization that has a relationship with us). Dr. Tayebi and Mr. DeMarco are not considered “independent” because they are either currently, or have within the last three years been, employed by WFI.

Committees of the Board of Directors

Audit Committee

Our Audit Committee consists of Messrs. Anderson (Chairperson), Hoglund, Jarvis and Leitch.  Our Board of Directors has affirmatively determined that each member of the Audit Committee is independent under NASD Marketplace Rule 4200(a)(15), and meets all other qualifications under NASD Marketplace Rule 4350(d)(2), the Sarbanes-Oxley Act of 2002 and applicable rules of the Securities and Exchange Commission. Our Board of Directors has also affirmatively determined that both Mr. Hoglund and Mr. Leitch qualify as an “audit committee financial expert” as such term is defined in Regulation S-K of the Securities Act of 1933.  During 2005, the Audit Committee held four regular meetings and twenty-four special meetings.  On March 22, 2006, Mr. Leitch notified the Board of Directors that he would not stand for election at the Annual Meeting and that he would resign from the Board effective May 16, 2006.  Following Mr. Leitch’s notification and effective March 22, 2006, the Board appointed Mr. Hoglund to serve as a member of the Audit Committee.  Mr. Hoglund had previously been a member of the Audit Committee through May 18, 2005.

The Audit Committee acts pursuant to a written charter, a copy of which was attached as Appendix A to our proxy statement for our annual meeting of stockholders in 2004 and which is reviewed at least annually by the Committee. The Audit Committee Charter is also available for review on our website at www.wfinet.com. The Audit Committee has reviewed and reassessed the Audit Committee Charter and believes that the Audit Committee Charter adequately meets the needs of WFI as well as the requirements of NASD Marketplace Rule 4350(d)(1).

Under its Charter, the Audit Committee:

•       Is directly and solely responsible for the appointment, compensation, retention, and as necessary, the termination of our independent auditors;

•       Oversees the audit activities of our independent auditors with such independent auditors reporting directly to the Committee;

•       Reviews and discusses with our independent auditors, the scope, results and integrity of our annual audit and financial statements, our compliance with legal and regulatory requirements and the performance of our internal auditors;

•       Consults with our independent auditors to ensure rotation of the lead audit partner at least every five years and the timing of such rotation;

•       Oversees the independence of our independent auditors;

•       Evaluates our independent auditors’ performance; and reviews and considers our independent auditors’ comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls; and

•       Reviews compliance with certain corporate policies and discharges such other duties as may from time to time be assigned to it by the Board of Directors.

Compensation Committee

The Compensation Committee consists of Messrs. Carano, Hoglund and Jarvis (Chairperson). Our Board of Directors has affirmatively determined that each member of the Compensation Committee is independent as such term is defined under NASD Marketplace Rule 4200(a)(15). The Compensation Committee met five times and acted by unanimous written consent nine times during 2005. Our Board of Directors has adopted a charter for the Compensation Committee and a copy of that charter is available for review on our website at www.wfinet.com.

Under its Charter, the Compensation Committee:

•       Takes any and all action which may be taken by the Board of Directors with respect to fixing the compensation level of officers and employees of WFI, including the compensation of our Chief Executive Officer;

•       Develops and implements compensation policies that will clearly articulate the relationship of corporate performance to executive compensation and will attract and retain high quality executives;

•       Proposes for adoption by the Board of Directors and, if applicable, ratification by our stockholders, compensation plans, including but not limited to, stock option, stock appreciation rights, pension and profit sharing, stock purchase and deferred compensation plans and other similar programs and any amendments thereto or terminations thereof;

•       Grants rights, sets participation guidelines and interests in compensation plans to eligible participants;

•       Reviews and approves other such compensation matters referred to the Committee by the Board of Directors or the Chief Executive Officer;

•       Prepares a report to be filed with the Proxy Statement or Information Statement disclosing the compensation policies of WFI applicable to our Executive Officers; and

•       Reports from time to time to the Board of Directors on the Committee’s actions.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee is composed of Messrs. Andersen, Carano, Hoglund, Jarvis and Leitch. On March 22, 2006, Mr. Leitch notified the Board of Directors that he would not stand for election at the Annual Meeting and that he would resign from the Board effective May 16, 2006. The Nominating and Corporate Governance Committee evaluates and recommends to the Board of Directors nominees for each election of Directors. The Nominating and Corporate Governance Committee met one time in 2005. Our Board of Directors has adopted a charter for the Nominating and Corporate Governance Committee and a copy of that charter is available for review on our website at www.wfinet.com.

In fulfilling its responsibilities, the Nominating and Corporate Governance Committee considers the following factors:

•       The appropriate size of the Company’s Board and its committees;

•       The needs of the Company with respect to the particular talents and experience of its Directors;

•       The knowledge, skills and experience of nominees, including experience in the wireless communications or government contracting industry, business, finance, administration or public service, in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the Board;

•       Experience with accounting rules and practices;

•       Applicable regulatory and securities exchange/association requirements;

•       Appreciation of the relationship of the Company’s business to the changing needs of society; and

•       A balance between the benefit of continuity and the desire for a fresh perspective provided by new members.

The Nominating and Corporate Governance Committee’s goal is to assemble a Board that brings to WFI a variety of perspectives and skills derived from high quality business and professional experience. In doing so, the Nominating and Corporate Governance Committee also considers candidates with appropriate non-business backgrounds.

Other than the foregoing, there are no stated minimum criteria for Director nominees. However, the Nominating and Corporate Governance Committee may also consider such other factors as it may deem are in the best interests of WFI and its stockholders. The Nominating and Corporate Governance Committee does, however, recognize that under applicable regulatory requirements at least one member of the Board must meet the criteria for an “audit committee financial expert” as defined by SEC rules, and that at least a majority of the members of the Board must meet the definition of “independent director” under NASD Marketplace Rules or the listing standards of any other applicable self regulatory organization. The Nominating and Corporate Governance Committee also believes it appropriate for certain key members of the Company’s management to participate as members of the Board.

The Nominating and Corporate Governance Committee identifies nominees by first evaluating the current members of the Board willing to continue in service. Current members of the Board with skills and experience that are relevant to the Company’s business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective. If any member of the Board up for re-election at an upcoming annual meeting of stockholders does not wish to continue in service, the Nominating and Corporate Governance Committee identifies the desired skills and experience of a new nominee in light of the criteria above. Current members of the Nominating and Corporate Governance Committee and Board will be polled for suggestions as to individuals meeting the criteria of the Nominating and Corporate

Governance Committee. Research may also be performed to identify qualified individuals. If the Nominating and Corporate Governance Committee believes that the Board requires additional candidates for nomination, the Nominating and Corporate Governance Committee may explore alternative sources for identifying additional candidates. This may include engaging, as appropriate, a third party search firm to assist in identifying qualified candidates.

The Nominating and Corporate Governance Committee will evaluate any recommendation for Director nominee proposed by a stockholder who (i) has continuously held at least 1% of the outstanding shares of the Company’s common stock entitled to vote at the annual meeting of stockholders for at least one year by the date the stockholder makes the recommendation and (ii) undertakes to continue to hold the common stock through the date of the meeting. In order to be evaluated in connection with the Company’s established procedures for evaluating potential director nominees, any recommendation for director nominee submitted by a qualifying stockholder must be received by the Company no later than 120 days prior to the anniversary of the date proxy statements were mailed to stockholders in connection with the prior year’s annual meeting of stockholders. Any stockholder recommendation for director nominee must be submitted to the Corporate Secretary in writing at 4810 Eastgate Mall, San Diego, California 92121 and must contain the following information:

•       A statement by the stockholder that he/she is the holder of at least 1% of the Company’s common stock and that the stock has been held for at least a year prior to the date of the submission and that the stockholder will continue to hold the shares through the date of the annual meeting of stockholders;

•       The candidate’s name, age, contact information and current principal occupation or employment;

•       A description of the candidate’s qualifications and business experience during, at a minimum, the last five years, including his/her principal occupation and employment and the name and principal business of any corporation or other organization in which the candidate was employed;

•       The candidate’s resume; and

•       Three references.

The Nominating and Corporate Governance Committee will evaluate recommendations for Director nominees submitted by Directors, management or qualifying stockholders in the same manner, using the criteria stated above.

All Directors and Director nominees will submit a completed form of Directors’ and Officers’ questionnaire as part of the nominating process. The process may also include interviews and additional background and reference checks for non-incumbent nominees, at the discretion of the Nominating and Corporate Governance Committee.

Communications with Directors

The Board has adopted a Communications with Directors Policy. The Communications with Directors Policy is available for review on our website at www.wfinet.com.

Code of Ethics

Our Board of Directors has adopted a Code of Ethics that applies to all of our Directors, officers and employees. The Code of Ethics is available for review on our website at www.wfinet.com; the Code of Ethics is also available in print, without charge, to any stockholder who requests a copy by writing to us at WFI, 4810 Eastgate Mall, San Diego, California, 92121, Attention: Investor Relations. Each of our Directors, officers, including our Chief Executive Officer, Chief Financial Officer and Corporate Controller, and all of our other principal executive officers and employees is required to be familiar with the Code of Ethics and to certify compliance annually. There have not been any waivers of the Code of Ethics relating to any of our executive officers or Directors in the past year.

Director Compensation

Directors who are not our employees receive the following quarterly retainer and committee fees:

Quarterly Retainer	$3,500
Audit Committee Chair	$3,000
Audit Committee Chair Regular Meeting Fee	$2,000
Audit Committee Chair Calls	$1,000
Other Audit Committee Matters	$1,000 to $4,000
(as determined
by Board Chairman)
Committee Chair Retainer	$1,000
Board Meetings	$4,000
Board Conference Calls	$2,000
Committee Meetings (per meeting)	$1,000
Committee Conference Calls	$500
Annual Stock Option Grant	20,000 shares

All fees are paid quarterly in arrears.

The Directors compensation schedule was approved by the Board of Directors on June 2, 2004 upon recommendation of the Compensation Committee and was modified on November 18, 2004 with respect to Audit Committee and Audit Committee Chair fees in light of the increased responsibilities of the Audit Committee as a result of the Sarbanes-Oxley Act. Additionally, in February 2005 the Board of Directors approved a Non-Management Directors Stock Fee Program whereby our non-management Directors may elect to receive all or a portion of their fees in shares of our common stock. Further, in July 2005, the Board of Directors approved a Non-Management Directors Stock Option Fee Program similar to the Non-Management Directors Stock Fee Program, whereby our non-management Directors may elect to receive all or a portion of their accrued Directors fees in the form of a fully-vested stock option grant. If elected under either of these plans, the common stock, or the exercise price of the stock option grant, each such Director shall receive, is valued based on the closing trading price of our common stock on the trading day immediately preceding the regularly scheduled Board of Directors Meeting for the respective quarter in which the Directors fees are being paid. Our Directors also receive reimbursement for all out-of-pocket expenses related to their duties, including, but not limited to, travel, car rental and lodging fees.

In addition, upon election to the Board, each Director receives a stock option grant to purchase 20,000 shares of our common stock. Directors also receive an annual stock option grant of 20,000 shares on January 1 of each year. All options are granted under our 1999 or 2005 Equity Incentive Plan at the closing trading price of our common stock on the day immediately preceding the stock option grant. Options granted to our Directors vest over 4 years and have ten year terms. The vesting of the options will accelerate upon a change of control of WFI.

Directors who are also employees of ours do not receive any compensation for their services as members of the Board of Directors.

Management

Our executive officers and their respective positions are set forth in the following table. Biographical information of each executive officer who is not also a Director is set forth following the table. There are no family relationships between any Director or executive officer and any other Director or executive officer of WFI. Executive officers serve at the discretion of our Board of Directors.

Executive Officers

Name	Position	Age	Year in Which He/She Became Officer
Masood K. Tayebi, Ph.D.	Chairman of the Board	44	1997
Eric M. DeMarco	Chief Executive Officer and President	42	2003
James R. Edwards	Senior Vice President, General Counsel and Secretary	54	2004
Deanna H. Lund	Senior Vice President and Chief Financial Officer	38	2004
Laura L. Siegal	Vice President Finance and Corporate Controller	43	2004

The term of office of each executive officer is until his or her respective successor is elected and has been qualified, or until his or her earlier death, resignation or removal. Historically, the Board has elected officers annually at its first meeting following the Annual Meeting of Stockholders.

Dr. Tayebi and Mr. DeMarco’s biographical information is included with those of the other members of our Board of Directors.

Mr. Edwards has been our Senior Vice President, General Counsel and Secretary since April 2004. Prior to joining WFI, Mr. Edwards most recently served as Senior Legal Counsel for Qualcomm Incorporated working with Qualcomm’s Global Development Group and Ventures Group. Prior to joining Qualcomm, Mr. Edwards served as Vice President, General Counsel and Secretary of Wireless Knowledge, Inc., a Qualcomm subsidiary; Vice President, General Counsel and Secretary of Vapotronics, Inc., a developer of medical device technologies; Vice President, General Counsel and Secretary of General Atomics, an energy and defense contractor focused on advanced technology Research and Development; and General Counsel and Secretary of Logicon, Inc., a defense contractor. Mr. Edwards has been a member of the board of directors of IWT Tesoro Corporation since 2002. Mr. Edwards is a graduate of the University of San Diego, School of Law, where he received his Juris Doctorate, and of Colorado State University, where he received his Bachelor of Science Degree in Psychology, Cum Laude.

Ms. Lund has been our Senior Vice President and Chief Financial Officer since April 2004. Prior to joining WFI, Ms. Lund most recently served as Vice President of The Titan Corporation from July 1998 and Titan’s Corporate Controller from December 1996. Ms. Lund was also Titan’s Corporate Manager of Operations Analysis from 1993 to 1996. Prior thereto, Ms. Lund worked for Arthur Andersen LLP.

Ms. Lund received her bachelor’s degree in accounting from San Diego State University, magna cum laude, and is a Certified Public Accountant.

Ms. Siegal has served as our Vice President and Corporate Controller since April 4, 2006. Prior thereto Ms. Siegal served as Vice President, Finance and Treasurer and Risk Management since September 2004. Ms. Siegal joined WFI in August 2000 and has served as our Treasurer since December 2003, our Director of Corporate Planning from August 2002 to December 2003, our Director of Financial Planning and Analysis from January 2001 to August 2002, and our Director of Purchasing from August 2000 to January 2001. Throughout her career, Ms. Siegal has held a variety of financial management positions in technology and consulting companies including Controller of MEC Analytical Systems. Ms. Siegal received a bachelor’s degree in Economics from the University of California, San Diego.

Executive Compensation

The reports of the Compensation Committee and the Audit Committee, reference to the Audit Committee members and the stock performance graph should not be considered “soliciting material” and should not be considered “filed” with the Securities and Exchange Commission as part of this proxy statement. Any current or future cross-references to this proxy statement in filings with the Securities and Exchange Commission under either the Securities Act or the Securities Exchange Act will not include such reports or the graph reproduced above, except to the extent WFI specifically incorporates it by reference in such filing.

Compensation Committee Report on Executive Compensation

The Compensation Committee is composed of three Directors of our Board of Directors, each of whom is a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act and an “outside director” within the meaning of Section 162(m) of the Code. The Compensation Committee receives and approves each of the elements of the executive compensation program of our company and continually assesses the effectiveness and competitiveness of the program. In addition, the Compensation Committee administers the compensation and employee benefit plans, which include primarily the 1999 and 2005 Equity Incentive Plans, the 2000 Nonstatutory Stock Option plan (collectively, the “Option Plans”), and reviews with our Board of Directors all aspects of the compensation structure for our company’s executives. Set forth below in full is the Report of the Compensation Committee regarding compensation paid by us to our executive officers during 2005.

Compensation Philosophy

Our executive compensation program is based upon a pay-for-performance philosophy. The executive compensation program is designed to provide value to the executive based on the extent of individual performance, our performance versus budgeted revenue and net income targets and other financial measures, our longer-term financial performance and total return to stockholders, including the extent by which share price appreciation meets, exceeds or falls short of expectations. Under this program design, incentive payments that closely track our financial performance can exceed targeted levels only when company performance levels as a whole exceed expectations.

Elements of the Executive Compensation Program

Base Salary.   As a general matter, the base salary for each executive is initially established through negotiation at the time the officer is hired, taking into account such officer’s qualifications, experience, prior salary and competitive salary information. Year-to-year adjustments to each executive officer’s base salary are determined by the executive’s success in contributing to the Company’s short and long-term objectives. Short-term objectives include gross profit and gross margin, operating income and operating income margin, and net earnings and net earnings margin. Long-term objectives include the timely development of new service offerings, enhancements and improvements to existing service offerings, identification of new markets for the Company’s services, development and execution of plans to address identified market opportunities, adequate control over and efficient use of our assets, and share price appreciation. Relative weights are not assigned to the factors considered in establishing base salaries.

Annual Incentive Bonuses.   In addition to base salary, the Company provides executive officers and other key managers the opportunity to receive incentive compensation in the form of annual discretionary bonuses of cash or options to purchase common stock in our Company.

Deferred Compensation Plan.   The Company provides our executive officers and other eligible highly compensated employees with the opportunity to defer up to eighty percent (80%) of their cash compensation derived from base salary, bonus awards and/or commissions pursuant to our Nonqualified Deferred Compensation Plan (“Compensation Plan”). The deferrals reduce a participant’s current taxable income and allow the participant to accumulate savings on a tax deferred basis. In addition, WFI may, in its sole and absolute discretion, make annual discretionary contributions, including matching contributions to the Compensation Plan. To date, WFI has not made any such contributions. Deferrals (and WFI contributions, if applicable) are adjusted for gain or loss based on the performance of one or more investment options selected by the participant from among investment funds chosen by a committee appointed by the Compensation Committee to administer the Compensation Plan. Generally, all distributions under the Compensation Plan will be made in a single lump sum, although participants that terminate their employment as a result of their retirement may elect to receive distributions in annual installments.

Long-Term Incentives.   The Company provides our executive officers with long-term incentives through our option plans. The Option Plans’ primary objective is to provide an incentive for the executive officers to make decisions and take actions that maximize long-term stockholder value. Each plan promotes this long-term focus using vesting periods. Most initial options currently vest over a four year period from the date of grant, twenty-five percent on the first anniversary of the date of grant and the balance vesting monthly over the remaining three years. Subsequent option grants to employees with over one year of service vest on a monthly basis over a four year period. The Compensation Committee reviews and approves all grants made to officers of our company under the Option Plans and in connection with initial hiring, promotions, extraordinary achievements or compensation adjustments. In addition to these factors, the size and timing of grants are generally subject to policies established by the Compensation Committee regarding the position of the grantee within our company, the overall number of options actually granted to such optionee in the past, and the extent of vesting of such grants.

On December 21, 2005, our Board of Directors approved, subject to certain limited conditions, the amendment of all outstanding stock option grants under the Company’s 1999 Equity Incentive Plan and 2000 Nonstatutory Stock Option Plan (collectively, the “Option Plans”), with an exercise price per share greater than 120% of the closing market price of our common stock on December 29, 2005 to provide that, as of December 30, 2005, the exercise price of each outstanding stock option under the Option Plans was reduced to 120% of the closing price of our common stock as reported on the NASDAQ National Market on December 29, 2005; provided, however, that the holder of such outstanding stock option was an employee of ours on December 30, 2005, but excluding (i) employees of ours that were categorized as project staff associates and (ii) employees who had, prior to December 30, 2005, given notice to, or received notice from us terminating their employment on a date or time period after December 30, 2005.

CEO Compensation

Mr. DeMarco’s base salary was reviewed in March 2005 and again in March 2006 by the Compensation Committee. The Compensation Committee believes that the total compensation of our

President and Chief Executive Officer is largely based upon the same policies and criteria used for other executive officers at comparable companies. Each year the Compensation Committee reviews the Chief Executive Officer’s compensation arrangement, the individual performance for the calendar year under review, as well as our company’s performance. Mr. DeMarco did not receive a bonus for 2005. In determining whether or not Mr. DeMarco would receive a bonus for 2005, the Compensation Committee considered the financial performance of the Company, his achievement of personal goals and contributions to the Company, and his role in implementing strategic and financial initiatives designed to increase our company’s development and growth efforts. In August 2005, Mr. DeMarco was granted options under the 1999 Equity Incentive Plan to purchase 225,000 shares of our common stock at $5.38 per share.

As a result of the repricing of outstanding stock options on December 30, 2005 discussed above, Mr. DeMarco’s November 17, 2003 stock option grant of 1,250,000 shares was repriced from $12.80/share to $6.19/share.

Section 162(m) Compliance

Section 162(m) of the Internal Revenue Code generally limits the tax deductions a public corporation may take for compensation paid to its Named Executive Officers to $1.0 million per executive per year. Performance-based compensation tied to the attainment of specific goals is excluded from the limitation. Our stockholders have previously approved the Option Plans, qualifying options and stock appreciation rights under these plans as performance-based compensation exempt from the Section 162(m) limits. Other awards under these plans also may qualify as performance-based compensation in the discretion of the Compensation Committee. In addition, the Compensation Committee intends to evaluate our executive compensation policies and benefit plans during the coming year to determine whether additional actions to maintain the tax deductibility of executive compensation are in the best interest of our stockholders.

Conclusion

Through the programs described above, a significant portion of our compensation program and realization of its benefits is contingent on both our company and individual performance.

The foregoing report has been furnished by the Compensation Committee.

Scot B. Jarvis, Chairperson
Bandel L. Carano
William A. Hoglund

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee are, or have been employees of WFI. None of our current executive officers has ever served as a member of a board of directors or compensation committee of any other entity that has or has had one or more executive officers serving as a member of our Board of Directors or Compensation Committee during the last fiscal year.

Summary Compensation Table

The following table shows, for each of the fiscal years ended December 26, 2003, December 31, 2004, and December 30, 2005, the cash compensation paid by us and any of our subsidiaries or divisions, as well as certain other compensation paid or accrued for those years, to our Chief Executive Officer, our four other most highly compensated executive officers serving in such capacities as of December 30, 2005, and one former executive officer in 2005 (the “Named Executive Officers”) in all capacities in which they served. The compensation described in this table does not include medical, group life insurance or other benefits which are available generally to all of our salaried employees.

				Long-Term Compensation
				Securities
		Annual Compensation		Underlying		All Other
		Salary($)	Bonus($)	Options/SARs		Compensation
Name and Principal Position	Year	(A)	(B)	(#) (C)		($) (D)
Eric M. DeMarco	2005	293,561	—	225,000		14,000
Chief Executive Officer and President	2004	280,288	—	500,000		2,996
	2003	27,520	—	1,250,000	(E)	—
Deanna Hom Lund	2005	221,146	—	100,000		14,000
Senior Vice President and	2004	145,385	30,000	300,000	(E)	1,817
Chief Financial Officer	2003	—	—	—		—
James R. Edwards	2005	212,755	—	70,000		14,000
Senior Vice President	2004	137,980	—	270,000	(E)	10,289
General Counsel and Secretary	2003	—	—	—		—
Steven D. Roth*	2005	204,681	—	45,000		14,966
Former President, Government Services	2004	61,421	—	150,000		3,231
Division	2003	—	—	—		—
Rochelle R. Bold**	2005	204,230	—	70,000		5,534
Former Senior Vice President Corporate	2004	153,439	—	125,000	(E)	4,833
Development & Investor Relations	2003	3,833	—	130,000		—
David L. Knutson***	2005	183,187	—	389,000	(E)	12,813
Former Executive Vice President	2004	178,364	32,667	40,000		1,021
of Wireless Network Services	2003	80,770	20,000	300,000		—

*                    Effective December 23, 2005, Mr. Roth resigned from his position as President of our Government Services Division. Mr. Roth joined WFI in September 2004.

**             Effective February 28, 2006, Ms. Bold resigned as an officer of WFI. She had been our Senior Vice President, Corporate Development and Investor Relations since November 2003.

***      Effective February 10, 2006, Mr. Knutson resigned from his position as Executive Vice President of our Wireless Network Services Division.  Mr. Knutson joined WFI in June 2003.

(A)       Amounts shown include cash compensation earned and received by the executive officers as well as amounts earned but deferred at the election of those officers.

(B)        Amounts shown include bonus cash compensation earned by the executive officers for each fiscal year, whether received in the fiscal year in which it was earned or in the subsequent fiscal year.

(C)        Except as indicated in Note (E) below, amounts shown consist of option grants at fair market value under our 1999 Equity Incentive Plan and 2000 Nonstatutory Stock Option Plan.

(D)       Amounts shown consist of (i) our matching contribution to our 401(k) Retirement Plan, and (ii) other compensation. Amounts shown for fiscal year 2005 for the named executive officers consist of the following elements of compensation: Mr. DeMarco: (i) $14,000; Ms. Lund: (i) $14,000; Mr. Edwards: (i) $14,000; Mr. Roth: (i) 14,966; Ms. Bold: (i) $5,534; and Mr. Knutson: (i) $12,815.

(E)         Includes the following stock option grants that were cancelled and re-granted on December 30, 2005 as part of a stock option repricing of all outstanding employee stock options that were originally granted at prices greater than 120% of the closing market value of our common stock on December 29, 2005: Mr. DeMarco 1,250,000 options originally granted on November 17, 2003; Ms. Lund: 200,000 options originally granted on April 20, 2004; Mr. Edwards: 170,000 options granted on April 20, 2003; Ms. Bold: 130,000 options originally granted on November 17, 2003 and 25,000 options originally granted on April 8, 2004; and Mr. Knutson: 150,000 options originally granted on May 1, 2003, 150,000 options originally granted on December 18, 2003, 25,000 options originally granted on May 25, 2004 and 25,000 options originally granted on April 12, 2005.

On November 18, 2004, our Board of Directors adopted the Wireless Facilities, Inc. Nonqualified Deferred Compensation Plan, effective as of January 1, 2005 (the “Compensation Plan”). The Compensation Plan provides our executive officers and other eligible highly compensated employees with the opportunity to defer up to eighty percent (80%) of their cash compensation derived from base salary, bonus awards and/or commissions pursuant to the Compensation Plan. The deferrals reduce a participant’s current taxable income and allow the participant to accumulate savings on a tax deferred basis. In addition, WFI may, in its sole and absolute discretion, make annual discretionary contributions, including matching contributions to the Compensation Plan. To date, WFI has not made any such contributions. Deferrals (and WFI contributions, if applicable) are adjusted for gain or loss based on the performance of one or more investment options selected by the participant from among investment funds chosen by a committee appointed by the Compensation Committee to administer the Compensation Plan. Generally, all distributions under the Compensation Plan will be made in a single lump sum, although participants that terminate their employment as a result of their retirement may elect to receive distributions in annual installments. WFI may, in its sole discretion, suspend or terminate the Compensation Plan or revise or amend it in any respect whatsoever; provided, however that no such action may reduce amounts credited to deferral accounts and such accounts will continue to be owed to the participants or beneficiaries.

Agreements with Executive Officers and Directors

In addition to other compensation arrangements described elsewhere in this proxy statement, we have entered into agreements with four of the Named Executive Officers herein as follows:

On November 14, 2003, we entered into an Executive Employment Agreement with Mr. DeMarco in connection with his duties as an executive of WFI. Among other things, the terms of the agreement provide for Mr. DeMarco’s compensation, eligibility to receive annual incentive awards and to participate in long-term incentive, employee benefit and retirement programs. In the event that Mr. DeMarco is terminated without cause, he will be entitled to a lump sum equal to three times the sum of his current base salary, plus three times his target bonus potential for the year, less any bonus already received for such year, vesting of all outstanding stock options and participation for Mr. DeMarco and his dependents in our employee health care program for one-year or until Mr. DeMarco procures health care coverage through another employer. Additionally, in the event that there is a change of control of WFI, Mr. DeMarco shall be entitled to accelerated vesting of 50% of all outstanding and unvested stock options. Furthermore, Mr. DeMarco shall also be entitled to the severance compensation described above should Mr. DeMarco’s employment be terminated as a result of such change in control.

Under Mr. DeMarco’s agreement, a change in control is deemed to have occurred in the event of any one of the following occurrences: (i) the acquisition by an individual person or entity or a group of individuals or entities acting in concert, directly or indirectly, through one transaction or a series of related transaction, of more than 50% of WFI’s outstanding voting securities; (ii) a merger or consolidation of WFI with or into another entity after which WFI’s stockholders immediately prior to such transaction hold less than 50% of the voting securities of the surviving entity; (iii) a sale of all or substantially all of WFI’s assets; or (iv) the change in the majority of the Board of Directors pursuant to a successful hostile proxy contest.

On March 28, 2005, we entered into a Change in Control Agreement with Ms. Lund, Mr. Edwards and Ms. Bold (collectively the “Officers”). The terms of these agreements provide that upon a change in control of WFI, the Officers shall be entitled to accelerated vesting of 50% of all of their outstanding and unvested stock options and any applicable stock appreciation rights. Upon the one-year anniversary or a triggering event, as defined in the agreement, whichever occurs first, all remaining unvested stock options and applicable stock appreciation rights shall be fully vested. Additionally, if as a result of such change in control, the Officers are terminated without cause, or voluntarily resign as a result of a triggering event, as defined in the agreement, the Officers shall be entitled to severance compensation, equal to one year base salary then in effect plus their maximum bonus amount for such fiscal year, with all such severance compensation conditioned upon the Officers executing a separation agreement with a release of claims reasonably satisfactory to WFI.

Under this Change in Control Agreement, a Change in Control is deemed to have occurred in the event of (i) the acquisition by an individual person or entity or a group of individuals or entities acting in concert, directly or indirectly, through one transaction or a series of transactions, of more than 50% of the outstanding voting securities of WFI; (ii) a merger or consolidation of WFI with or into another entity after which the stockholders of WFI immediately prior to such transaction hold less than 50% of the voting securities of the surviving entity; (iii) any action or event that results in the Board of Directors consisting of fewer than a majority of Incumbent Directors (“Incumbent Directors” shall mean directors who either (A) are directors of WFI as of the date of the Change in Control Agreement, or (B) are elected or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination); or (iv) a sale of all or substantially all of the assets of WFI.

Effective February 28, 2006, Ms. Bold resigned as an officer of WFI and the terms of her Change in Control Agreement were terminated.

On March 28, 2006, we amended and restated our Change in Control Agreements with Ms. Lund and Mr. Edwards, to provide (i) a severance payment of two years of Ms. Lund’s or Mr. Edwards, as the case may be, base salary plus the maximum bonus amount for that period in the event of termination or resignation as a result of certain triggering events and (ii) a severance payment of one year of base salary in the event of termination without cause, plus a vesting of all unvested stock options and stock appreciation rights.

Option Grants in Last Fiscal Year

WFI grants options to the Named Executive Officers under our 1999 Equity Incentive Plan (the “Incentive Plan”). As of March 24, 2006, options to purchase a total of 9,072,073 shares (net of cancelled and expired awards) were outstanding under the Incentive Plan and options to purchase 1,579,850 shares remained available for grant thereunder.

The following table contains information concerning the grant of stock options made during fiscal 2005 under our long-term incentive programs to the Named Executive Officers:

	Individual Grants					Potential Realizable
	Number of					Value at Assumed
	Securities		% of Total			Annual Rates of
	Underlying		Options Granted			Stock Price Appreciation
	Options		to Employees in	Exercise Price	Expiration	for Option Term(F)
Name(A)	Granted(B)		Fiscal Year(C)	($/SH)(D)	Date(E)	5%($)	10%($)
Eric M. DeMarco	225,000		2.23	5.38	08/09/15	761,277	1,929,225
	1,250,000	(G)	12.37	6.19	11/17/03	0,000,000	5,934,272
Deanna Hom Lund	100,000		0.99	5.38	08/09/15	338,345	857,433
	200,000	(G)	1.98	6.19	04/20/14	309,526	1,039,242
James R. Edwards	70,000		0.69	5.38	08/09/15	236,842	600,203
	170,000	(G)	1.68	6.19	04/20/14	263,097	883,355
Steven D. Roth*	45,000		0.45	5.38	08/09/15	152,255	385,845
Rochelle R. Bold**	70,000		0.69	5.38	08/09/15	236,842	600,203
	25,000	(G)	0.25	6.19	04/08/14	33,588	115,421
	130,000	(G)	1.29	6.19	11/17/13	180,697	617,164
David L. Knutson***	25,000		0.25	6.43	04/12/15	101,095	256,194
	14,000		0.14	5.89	06/14/15	51,859	131,420
	25,000	(G)	0.25	6.19	04/12/15	48,146	157,717
	25,000	(G)	0.25	6.19	05/25/14	39,598	132,519
	150,000	(G)	1.48	6.19	10/02/13	201,527	692,524
	150,000	(G)	1.48	6.19	05/01/13	178,502	628,631

*                    Effective December 23, 2005, Mr. Roth resigned from his position as President of our Government Services Division.  Mr. Roth joined WFI in September 2004.

**             Effective February 28, 2006, Ms. Bold resigned as an officer of WFI.  She had been our Senior Vice President, Corporate Development and Investor Relations since November 2003.

***      Effective February 10, 2006, Mr. Knutson resigned from his position as Executive Vice President of our Wireless Network Services Division.  Mr. Knutson joined WFI in June 2003.

(A)   No SARs were granted to any of the Named Executive Officers during the last fiscal year.

(B)         All grants are at fair market value on the date of grant which is equal to the closing price of our common stock as quoted on the NASDAQ National Market. All grants are conditioned upon continuous employment with the Company and have terms of 10 years from the date of grant and become exercisable in equal annual installments over a period of four-years in equal monthly installments as to 1/48th of the total grant amount commencing one month after the date of grant, except for those grants to Mr. Roth which grant vested as to 25% of the total grant amount on the first anniversary of the grant date and thereafter in equal monthly installments as to 1/48th of the total grant amount.

(C)         In 2005, employees received stock options covering a total of 10,215,938 shares of which 6,256,441 shares were granted in connection with the December 30, 2005 re-pricing of all outstanding employee stock options originally granted at prices above 120% of our closing market value on December 29, 2005.

(D)       The exercise price and tax withholding obligations related to exercise may be paid by delivery of already owned shares or by offset of the underlying shares, subject to certain conditions.

(E)         The options were granted for a term of 10 years, subject to earlier termination in certain events related to termination of employment.

(F)          Assumes all options are exercised at the end of their respective 10-year terms. Present value was calculated using an assumed annual compounded growth over the term of the option of 5% and 10%, respectively. Use of this model should not be viewed in any way as a forecast of the future performance of our stock, which will be determined by future events and unknown factors.

(G)       Represents stock option grants that were cancelled and re-granted on December 30, 2005 as part of a stock option re-pricing of all outstanding employee stock options that were originally granted at prices greater than 120% of the closing market value of our common stock on December 29, 2005.

Aggregated option exercises in last fiscal year and FY-End option value

The following table sets forth information with respect to the Named Executive Officers concerning the exercise of options during the last fiscal year and unexercised options held as of the end of the fiscal year 2005:

	Shares	Value	Number of Securities Underlying Unexercised Options at		Value of Unexercised In-the-Money Options at
	Acquired On	Realized	December 31, 2005(#)(C)		December 31, 2005($)(D)
Name(A)	Exercise(#)	($)(B)	Exercisable	Unexercisable	Exercisable	Unexercisable
Eric M. DeMarco	-0-	-0-	1,435,417	539,583	-0-	-0-
Deanna H. Lund	-0-	-0-	241,666	158,334	-0-	-0-
James R. Edwards	-0-	-0-	209,166	130,834	-0-	-0-
Steven D. Roth*	-0-	-0-	50,625	-0-	-0-	-0-
Rochelle R. Bold**	-0-	-0-	194,166	130,834	-0-	-0-
David L. Knutson***	-0-	-0-	335,917	43,083	-0-	-0-

*                    Effective December 23, 2005, Mr. Roth resigned from his position as President of our Government Services Division. Mr. Roth joined WFI in September 2004.

**             Effective February 28, 2006, Ms. Bold resigned as an officer of WFI. She had been our Senior Vice President, Corporate Development and Investor Relations since November 2003.

***      Effective February 10, 2006, Mr. Knutson resigned from his position as Executive Vice President of our Wireless Network Services Division. Mr. Knutson joined WFI in June 2003.

(A)       No SARs were owned or exercised by any of the Named Executive Officers during the last fiscal year.

(B)        Aggregate market value of underlying securities on date of exercise, minus the exercise or base price.

(C)        These numbers include both “in-the-money” and “out-of-the-money” options. “In-the-money” options are options with exercise prices below the market price of our common stock.

(D)       These amounts represent the aggregate number of in-the-money options, multiplied by the difference between $5.10, the closing price of the Common Stock on the NASDAQ National Market on December 30, 2005, and the exercise price of each option.

Equity Compensation Plan Information

The following table sets forth certain information as of December 31, 2005 regarding our equity compensation plans:

Plan Category	Number of securities to be issued upon exercise of options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights($)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by stockholders(1)	10,012,709	$6.46	5,199,658	(3)
Equity compensation plans not approved by stockholders(2)	3,195,167	$5.54	347,654
	13,207,876		5,547,312

(1)          Includes 766,331 options under our 1997 Stock Option Plan, 9,246,378 options under our 1999 Equity Incentive Plan. As of the completion of our initial public offering in November 1999, no further grants have been or will be made under our 1997 Stock Option Plan. Our 1999 Equity Incentive Plan provides for the addition, on January 1 of each year, of the number of shares equal to the least of the following amounts (i) 6,000,000 shares, (ii) 4% of our outstanding shares on such date (rounded to the nearest whole share and calculated on a fully diluted basis, that is assuming the exercise of all outstanding stock options and warrants to purchase our common stock) or (iii) an amount determined by our Board of Directors. For the years 2003 and 2004 our Board of Directors determined that the number of shares to be added to the 1999 Equity Incentive Plan under this provision should be -0- and for 2005 and 2006 1,000,000 shares.

(2)          Includes our 2000 Non-Statutory Stock Option Plan. The 2000 Plan provides for the granting of nonstatutory stock options to employees with exercise prices equal to not less than 85% of the fair market value of our Common Stock on the date of grant. Options granted under the 2000 Plan generally have a 10-year term and vest at the rate set by the Board. Historically, however, options granted under the 2000 Plan have vested at a rate of 1/4 of the shares on the first anniversary of the date of grant and 1/48 of the shares monthly thereafter. Some of the options that have been granted under the 2000 Plan are subject to full acceleration of vesting in the event of a change of control of the Company.

(3)          Includes 1,347,847 shares reserved for option grants under our 1999 Equity Incentive Plan, 3,500,000 shares reserved for option grants under our 2005 Equity Incentive Plan and 351,811 shares reserved for issuance under our Employee Stock Purchase Plan which was suspended by our Board of Directors effective December 31, 2005.

Ten-Year Option Repricings

The following table sets forth certain information as of December 31, 2005 for the Named Executive Officers, regarding stock option grants that were cancelled and re-granted on December 30, 2005 as part of a stock option repricing of all outstanding employee stock options that were originally granted at prices greater than 120% of the closing market value of our common stock on December 29, 2005.

On December 21, 2005, our Board of Directors approved, subject to certain limited conditions, the amendment of all outstanding stock option grants under the Company’s 1999 Equity Incentive Plan and 2000 Nonstatutory Stock Option Plan (collectively, the “Option Plans”), with an exercise price per share greater than 120% of the closing market price of our common stock on December 29, 2005 to provide that, as of December 30, 2005, the exercise price of each outstanding stock option under the Option Plans was reduced to 120% of the closing price of our common stock as reported on the NASDAQ National Market on December 29, 2005; provided, however, that the holder of such outstanding stock option was an employee of ours on December 30, 2005, but excluding (i) employees of ours that were categorized as project staff associates and (ii) employees who had, prior to December 30, 2005, given notice to, or received notice from us terminating their employment on a date or time period after December 30, 2005.

There have been no other option repricings in the last 10-years.

Ten-Year Option Repricings
Name	Date	Securities Underlying Number of Options Repriced#	Market Price of Stock at Time of Repricing($)	Exericse Price at Time of Repricing	New Exercise Price($)	Length of Original Option Term Remaining at Date of Repricing
Eric M. DeMarco	12/30/05	1,250,000	5.16	12.80	6.19	7 years 276 days
Deanna Hom Lund	12/30/05	200,000	5.16	10.42	6.19	8 years 111 days
James R. Edwards	12/30/05	170,000	5.16	10.42	6.19	8 years 111 days
Steven D. Roth*	—	—	—	—	—	—
Rochelle R. Bold**	12/30/05	130,000	5.16	12.80	6.19	7 years 276 days
	12/30/05	25,000	5.16	11.06	6.19	8 years 99 days
David L. Knutson***	12/30/05	150,000	5.16	6.95	6.19	7 years 122 days
	12/30/05	150,000	5.16	12.28	6.19	7 years 276 days
	12/30/05	25,000	5.16	9.57	6.19	8 years 146 days
	12/30/05	25,000	5.16	6.43	6.19	9 years 103 days

*                    Effective December 23, 2005, Mr. Roth resigned from his position as President of our Government Services Division. Mr. Roth joined WFI in September 2004.

**             Effective February 28, 2006, Ms. Bold resigned as an officer of WFI. She had been our Senior Vice President, Corporate Development and Investor Relations since November 2003.

***         Effective February 10, 2006, Mr. Knutson resigned from his position as Executive Vice President of our Wireless Network Services Division.  Mr. Knutson joined WFI in June 2003.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Securities Exchange Act of 1934 (the “1934 Act”) requires our Directors and the executive officers, and persons who own more than ten percent of a registered class of our equity securities (the “Reporting Persons”), to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Additionally, the Reporting Persons are required by SEC regulation to furnish WFI with copies of all such Section 16(a) forms they file.

To the best of our knowledge and based solely upon our review of the copies of such reports furnished to us for the year ended December 31, 2005, and the information provided to us by the Reporting Persons we believe that the Reporting Persons complied with Section 16(a), except for the following: Messrs. Anderson, Hoglund, Jarvis and Leitch one late Form 4 reportable transaction, all of which were subsequently reported during 2005 on Forms 4; Mr. Carano, two late Forms 4 reportable transactions both of which were subsequently reported during 2005 on Forms 4; Messrs. DeMarco and Edwards, one late Form 4 reportable transaction; and for each of Ms. Lund, Ms. Clay and Ms. Siegal, one late Form 4 reportable transaction all of which were subsequently reported on Forms 5 for each of the named executive officers.

Stockholder Return Performance Presentation

Set forth below is a graph comparing cumulative total stockholder return on $100 invested, alternatively, in our common stock, the CRSP Total Return Index for the Nasdaq Stock Market and the Nasdaq Telecommunications Index, on an annual basis for the period commencing on December 31, 2000 and ending on December 31, 2005:(1)

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

AMONG WIRELESS FACILITIES, INC. THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE NASDAQ TELECOMMUNICATIONS INDEX

*$100 invested on 2/31/00 in stock or index-including reinvestment of dividends. Fiscal year ending December 31.

	12/00	12/01	12/02	12/03	12/04	12/05
WIRELESS FACILITIES, INC.	$100.00	$18.57	$16.58	$40.99	$26.04	$14.07
NASDAQ STOCK MARKET (U.S.)	100.00	70.75	51.08	76.82	85.44	96.38
NASDAQ TELECOMMUNICATIONS	100.00	69.73	35.46	58.99	62.95	59.41

(1)          Assumes that $100 was invested on December 31, 2001 at the closing price of our common stock on that date, and each index, and that all dividends have been reinvested. No cash dividends have been declared on our common stock. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

The reports of the Compensation Committee and the Audit Committee, reference to the Audit Committee members and the stock performance graph should not be considered “soliciting material” and should not be considered “filed” with the Securities and Exchange Commission as part of this proxy statement. Any current or future cross-references to this proxy statement in filings with the Securities and Exchange Commission under either the Securities Act or the Securities Exchange Act will not include such reports or the graph reproduced above, except to the extent WFI specifically incorporates it by reference in such filing.

Certain Relationships and Related Transactions

In December 2005, our Board of Directors made the decision to exit our Mexican operations and certain of our other deployment businesses in South America. Prior to this decision, these operations had been reported in our Wireless Network Services segment. We determined that these operations meet the criteria to be classified as held for sale. Accordingly, we have reflected these operations as discontinued in accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.” Our South American deployment operations were substantially shut down as of the end of December 2005.

On February 17, 2006, we entered into a definitive agreement with Sakoki LLC to divest all of our operations in Mexico for total approximate cash consideration of $18 million, payable in installments, subject to adjustment, which approximates the net book value of the operations, including $13.2 million of liabilities associated with a loss contingency. The transaction was finalized on March 10, 2006. The transaction is structured as a sale of our subsidiaries in Mexico, and the purchase price consists of $1.5 million in cash paid on February 17, 2006, plus a secured promissory note in the principal amount of $16.5 million payable in installments through December 31, 2006, subject to adjustment. The note is secured by pledges of assets and a personal guaranty.

In making this decision, our Board of Directors considered a number of business factors occurring in the region to arrive at the conclusion that the divesture was in the best interests of the shareholders. The benefits associated with this transaction will improve our free cash flow, improve overall liquidity, and allow us to focus more of our resources on our domestic operations, including investing in the growth of our government business.

The decision to divest the Mexican operations was prompted by the changing business climate in Mexico and a review of the strategic alternatives for our free cash flow. Unfavorable contractual terms recently proposed by our largest customer in Mexico would further increase the extensive working capital required to operate a Mexican deployment company while pricing pressure threatens to adversely affect the future profitability of the Mexican operations. Further, the recent refinements of the cell site build plans by our largest customers have resulted in the cancellation of a number of sites that we were building in Mexico and certain South American locations. This resulted in a write-off of unrecoverable expenses of approximately $5.0 million in 2005, for which we have not been able to negotiate any termination settlements with our customers to offset these costs.

The purchaser, Sakoki LLC, is a newly-formed entity controlled by Massih Tayebi. Although Massih Tayebi has no current role with us, he was one of our co-founders, having served as Chief Executive Officer from inception in 1994 through September 2000, and as a director from inception through April 2002. In addition, Massih Tayebi owns or controls approximately 11% of the total voting power of our capital stock. He is also the brother of Masood Tayebi, our Chairman of the Board of Directors. Masood Tayebi has no personal financial interest in the transaction and will have no role with the entity that purchased the Mexico operations. The transaction was approved by the disinterested members of our Board of Directors after consideration of other expressions of interest and a valuation analysis by an independent firm.

Based upon a review by disinterested members of management and our Board of Directors regarding the terms of comparable transactions available from or involving third parties, we believe that all transactions with related parties described above were made on terms no less favorable to us than could have been obtained from unaffiliated third parties. All transactions between the Company and related parties are subject to review by the Audit Committee and the independent members of the Board of Directors.

Proposal 1—Election of Directors

Our Board of Directors, upon recommendation by the Nominating and Corporate Governance Committee, has designated the persons named below as nominees for election of Directors, for one-year terms, expiring at our 2007 Annual Meeting of Stockholders. All nominees are currently serving as Directors of WFI.

Vote Required and Board of Director’s Recommendation

Each Director is elected by a plurality of the votes cast with regard to the election of Directors. The persons named in the enclosed proxy will vote the proxies they receive FOR the election of the nominees named below, unless a particular proxy card withholds authorization to do so, or provides contrary instructions. Abstentions and broker non-votes will be counted as present for purposes of determining the presence of a quorum, but will not have any effect on the outcome of voting with respect to the election of Directors. Each of the nominees has indicated that he is willing and able to serve as a Director. If, before the Annual Meeting, any nominee becomes unable to serve, an event that is not anticipated by the Board of Directors, the proxies will be voted for the election of whomever the Board of Directors may designate. Beginning on page 8 of this document, we provide biographical information about each of these nominees for Director under the heading “Biographical Information about Our Directors.”

Nominees for Director:
Masood K. Tayebi, Chairman
Scott I. Anderson
Bandel L. Carano
Eric M. DeMarco
William A. Hoglund
Scot B. Jarvis

Our Board of Directors unanimously recommends a vote FOR the election of each of the nominees for
Director named above.

Proposal 2—Ratification of Selection of Independent Auditors

The Board of Directors has selected Grant Thornton LLP (“Grant Thornton”) as our independent auditors for the fiscal year ending December 29, 2006 and has further directed that management submit the selection of independent auditors for ratification by our stockholders at our annual meeting. Grant Thornton has audited our financial statements since July 2005. Representatives of Grant Thornton are expected to be present at the annual meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Stockholder ratification of the selection of Grant Thornton as our independent auditors is not required by our Bylaws or otherwise. However, the Board is submitting the selection of Grant Thornton to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain Grant Thornton. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in ours and our stockholders best interests.

As part of its duties, the Audit Committee considers whether the provision of services, other than audit services, during the fiscal year ended December 30, 2005 by Grant Thornton, our independent auditor for that period, is compatible with maintaining the auditor’s independence. The following table sets forth the aggregate fees billed to WFI for the fiscal year ended December 30, 2005 by KPMG LLP and for the fiscal year ended December 30, 2005 by Grant Thornton and KPMG LLP:

	Fiscal 2004	Fiscal 2005
Audit Fees(1)	$2,184,695	$2,642,755
Audit-Related Fees(2)	$270,847	$130,000
Tax Fees(3)	$191,972	$62,573
All Other Fees(4)	$-0-	$-0-

(1)          Audit Fees consist of fees billed for professional services rendered for the audit of our consolidated annual financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by Grant Thornton and KPMG LLP in connection with statutory and regulatory filings or engagements. Fiscal 2004 fees include a $1,000,000 settlement that was not disclosed in our proxy statement last year and which was paid to KPMG LLP in June 2005 for audit services rendered in 2005 related to our fiscal 2004 audit and approximately $346,000 related to our compliance with the Sarbanes-Oxley Act of 2002.  Fiscal 2005 audit fees include the following paid to KPMG LLP: $20,700 related to their review of our 2005 Q-1 financial statements; $196,000 paid in 2006 for the reissuance of their opinion on the 2004 and 2003 financial statements that were reclassified in 2005 to reflect the discontinued operations in Mexico.

(2)          Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” This category includes fees related to due diligence services pertaining to potential business acquisitions/disposition; and consultation regarding accounting or disclosure treatment of transactions or events and/or the actual or potential impact of final or proposed rules, standard or interpretation by the SEC, FASB or other regulatory or standard-setting bodies. General assistance with implementation of the requirements of SEC rules or listing standards promulgated pursuant to the Sarbanes-Oxley Act of 2002.

(3)          Tax Fees consist of fees billed for professional services rendered for tax compliance, tax advice and tax planning. These services include assistance regarding federal state and local tax compliance, planning and advice; international tax compliance, planning and advice; review of federal, state, local and international income franchising and other tax returns.

(4)          All Other Fees consist of fees for products and services other than the services reported above.

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by our independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services. The Audit Committee has delegated pre-approval authority to the Audit Committee Chairperson. The independent auditor and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditor in accordance with this pre-approval.

Changes in Certifying Accountant

Former Independent Registered Public Accounting Firm.   On June 6, 2005, our Audit Committee dismissed KPMG LLP (“KPMG”) as our independent registered public accounting firm. KPMG’s reports on our consolidated financial statements as of and for the years ended December 31, 2004 and 2003 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principle.

During the years ended December 31, 2004 and 2003 and from January 1, 2005 through June 6, 2005, there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference to the subject matter of the disagreement in connection with its reports on the financial statements for such years.

In addition, none of the “reportable events” described in Item 304(a)(l)(v) of Regulation S-K occurred with respect to WFI during the years ended December 31, 2004 and 2003 and from January 1, 2005 through June 6, 2005, except that:

(1)         As disclosed in Item 9A of our Form 10-K/A to its annual report on Form 10-K for the year ended December 31, 2003, in connection with the restatement of its financial statements for the fiscal years 2001, 2002 and 2003, KPMG identified material weaknesses in our internal controls and procedures, as they existed as of December 31, 2003. The material weaknesses reported by KPMG to our Audit Committee included the following: our control activities in place during the periods impacted by the restatement were insufficient to ensure (i) that various tax exposures were accrued for on a timely basis; (ii) the proper allocation of costs on a particular fixed price contract; (iii) the appropriate classification of changes in estimates of revenues and bad debt expense on various contracts; (iv) that we identified the accounting events associated with the continuation of employee stock options following termination of certain employees; (v) that we identified the risks associated with measuring progress toward completion on a particular turnkey contract; (vi) that the carrying value of a cost method investment was reevaluated in light of changed circumstances at the investee; (vii) that a goodwill impairment charge was identified and recorded in accordance with the adoption of the new accounting standard for goodwill; (viii) that certain earn-out consideration should have been recorded as compensation expense instead of goodwill; and, (ix) that identifiable intangible assets purchased in a business combination should have been allocated amortizable value. As disclosed in that annual report and in subsequent periodic reports, we made changes in policies and procedures and, consequently, these matters were not identified as material weaknesses as of December 31, 2004.

(2)         As disclosed in Item 9A of our Form 10-K for the year ended December 31, 2004 as filed on March 31, 2005, and as amended in a Form 10-K/A filed on April 29, 2005, we identified a deficiency in our internal control over financial reporting which we considered to be a material weakness. The material weakness related to the ineffective operation of a monitoring control over period-ending closing journal entries, which failed to identify an error contained in one of our 2004 period-ending closing journal entries. The material weakness resulted in adjustments to reduce income taxes payable, accrued liabilities and income tax expense. As reflected in their Report of Independent Registered Public Accounting Firm dated as of April 29, 2005, KPMG stated, in their opinion, that management’s assessment that we did not maintain effective internal control over financial reporting as of December 31, 2004, is fairly stated, in all material respects, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”). Furthermore, in KPMG’s opinion, because of the effect of the material weakness on the achievement of the objectives of the control criteria, we did not maintain effective internal control over financial reporting as of December 31, 2004, based on criteria established in Internal Control—Integrated Framework issued by the COSO. As disclosed in subsequent periodic reports, we implemented revised control activities for proper review and analysis of period-end journal entries related to income taxes which we believe remedied the material weakness that existed at December 31, 2004.

We requested KPMG furnish us with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of KPMG’s letter, dated June 10, 2005, was filed as Exhibit 16.1 to our Current Report on Form 8-K filed on June 10, 2005.

New Independent Registered Public Accounting Firm.   On June 6, 2005, our Audit Committee unanimously voted to engage Grant Thornton LLP as our independent registered public accounting firm to audit our financial statements and internal control over financial reporting for the year ending December 31, 2005.

During the years ended December 31, 2004 and 2003 and from January 1, 2005 through June 6, 2005, neither we nor anyone acting on our behalf consulted Grant Thornton LLP regarding (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements; or (2) any matter that was either the subject of a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-K or a “reportable event” described in Item 304(a)(1)(v) of Regulation S-K.

Vote Required and Board of Director’s Recommendation

Approval of this proposal requires the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote on this proposal, at a meeting at which a quorum is present. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum. Abstentions will have the same effect as a vote against this proposal. Broker non-votes will have no effect on the outcome of this vote.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 2

Report of the Audit Committee of the Board of Directors

The Audit Committee oversees our financial reporting process on behalf of our Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. Grant Thornton LLP, the Company’s independent auditors, is responsible for performing an audit of the Company’s annual consolidated financial statements in accordance with generally accepted accounting principles (GAAP) and for issuing a report on those statements and expressing an opinion on the conformity of these audited financial statements. Grant Thornton also reviews our interim financial statements in accordance with Statement on Auditing Standards No. 100 (interim financial information).  The Committee oversees the Company’s financial reporting process and internal control structure on behalf of the Board of Directors. The Committee met 28 times during 2005, including meeting regularly with Grant Thornton and our internal auditors, both privately and with management present.

In fulfilling its oversight responsibilities, the Committee reviewed and discussed with management and Grant Thornton the audited and interim financial statements, including Management’s Discussion and Analysis, included in the Company’s Reports on Form 10-K and Form 10-Q. These reviews included a discussion of:

•       critical accounting policies of the Company;

•       the reasonableness of significant financial reporting judgments made in connection with the financial statements, including the quality (and not just the acceptability) of the Company’s accounting principles;

•       the clarity and completeness of financial disclosures;

•       the effectiveness of the Company’s internal control over financial reporting, including management’s and Grant Thornton’s reports thereon, the basis for the conclusions expressed in those reports and changes made to the Company’s internal control over financial reporting during 2005;

•       items that could be accounted for using alternative treatments within GAAP, the ramifications thereof and the treatment preferred by Grant Thornton;

•       the annual management letter issued by Grant Thornton, management’s response thereto and other material written communications between management and Grant Thornton;

•       unadjusted audit differences noted by Grant Thornton during its audit of the Company’s annual financial statements; and

•       the potential effects of regulatory and accounting initiatives on the Company’s financial statements.

In connection with its review of the Company’s annual consolidated financial statements, the Committee also discussed with Grant Thornton other matters required to be discussed with the auditors under Statement on Auditing Standards No. 61, as modified or supplemented (communication with audit committees) and those addressed by Grant Thornton’s written disclosures and its letter provided under Independence Standards Board Standard No.1, as modified or supplemented (independence discussions with audit committees).

The Committee is responsible for the engagement of the independent auditors and appointed Grant Thornton to serve in that capacity during 2005 and 2006. In that connection, the Committee:

•       reviewed Grant Thornton’s independence from the Company and management, including Grant Thornton’s written disclosures described above;

•       reviewed periodically the level of fees approved for payment to Grant Thornton and the pre-approved non-audit services it has provided to the Company to ensure their compatibility with Grant Thornton’s independence; and

•       reviewed Grant Thornton’s performance, qualifications and quality control procedures.

Among other matters, the Committee also:

•       reviewed the scope of and overall plans for the annual audit and the internal audit program;

•       consulted with management and Grant Thornton with respect to the Company’s processes for risk assessment and risk management;

•       reviewed the adequacy of certain of the Company’s financial policies;

•       reviewed and approved the Company’s policy with regard to the hiring of former employees of the independent auditors;

•       reviewed and approved the Company’s policy for the pre-approval of audit and permitted non-audit services by the independent auditors,;

•       received reports pursuant to our policy for the submission and confidential treatment of communications from employees and others about accounting, internal controls and auditing matters;

•       reviewed with management the scope and effectiveness of the Company’s disclosure controls and procedures, including for purposes of evaluating the accuracy and fair presentation of the Company’s financial statements in connection with certifications made by the Chief Executive Officer and Chief Financial Officer; and

•       reviewed significant legal developments and the Company’s processes for monitoring compliance with law and Company policies.

Based on the reviews and discussions referred to above, the Committee recommended to the Board of Directors the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 for filing with the SEC.

Respectfully submitted,
THE AUDIT COMMITTEE
Scott I. Anderson, Chairperson
Scot B. Jarvis
William A. Hoglund
Andrew M. Leitch

This report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are the Company’s stockholders will be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker, direct your written request to Wireless Facilities, Inc., c/o Corporate Secretary, 4810 Eastgate Mall, San Diego, California 92121 or call James R. Edwards at (858) 228-2000. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contract their brokers.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at our annual meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Eric M. DeMarco
President and Chief Executive Officer

VOTE BY INTERNET - www.proxyvote.com
WIRELESS FACILITIES, INC. C/O SHAREOWNER SERVICES P.O. BOX 64945 ST. PAUL, MN 55164-0945

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Wireless Facilities, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until
11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Wireless Facilities, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

If you vote by Phone or Internet, Please do not mail your Proxy Card

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:				WIRES1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
WIRELESS FACILITIES, INC.

Management recommends a vote for the nominees for director listed below.

Vote on Directors		For	Withhold	For All	Instructions: To withhold authority to vote for any indicated nominee, mark “For All Except” and write the number(s) of the nominee(s) on the line below.
1.	To elect directors to hold office until the next Annual Meeting of Stockholders and until their successors are elected.	All	All	Except

	01 Masood K. Tayebi, Ph.D.	☐	☐	☐
02 Scott I. Anderson
03 Bandel L. Carano
04 Eric M. DeMarco
05 William A. Hoglund
06 Scot B. Jarvis

Management recommends a vote for Proposal 2.

Vote on Proposal					For	Against	Abstain

2.	To ratify the selection of Grant Thornton, LLP as the Company’s independent registered public accounting firm for its fiscal year ending December 29, 2006.				☐	☐	☐

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

For address changes, please check this box and write them on the back where indicated.			☐
		Yes	No

Please indicate if you plan to attend this meeting.		☐	☐

HOUSEHOLDING ELECTION - Please indicate if you consent to receive certain future investor communications in a single package per household.
		☐	☐

Signature [PLEASE SIGN WITHIN BOX]		Date		Signature (Joint Owners)		Date

Wireless Facilities, lnc.

ANNUAL MEETING OF STOCKHOLDERS

Wednesday, May 17, 2006
10:00 a.m.

Wireless Facilities, Inc.

4810 Eastgate Mall

San Diego, CA 92122

WIRELESS FACILITIES, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS.
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 17, 2006

The undersigned hereby appoints Masood K. Tayebi and Eric M. DeMarco, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Wireless Facilities, Inc. (the “Company”) which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Company’s principal executive offices located at 4810 Eastgate Mall, San Diego, California on Wednesday, May 17, 2006 at 10:00 a.m. (local time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

Unless a contrary direction is indicated, this Proxy will be voted for the nominees listed in Proposal 1 and for Proposal 2 as more specifically described in the Proxy Statement. If specific instructions are indicated, this Proxy will be voted in accordance therewith.

Please vote, date and promptly return this proxy in the enclosed return envelope which is postage prepaid if mailed in the United States.

Address Changes:

(If you noted any Address Changes above, please mark corresponding box on the reverse side.)

(continued, and to be signed on other side)